Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”), dated and effective as of January 14, 2020 (the “Effective Date”), is by and between BPR Cumulus LLC, a Delaware limited liability company (the “Purchaser”), and Allied Esports Entertainment, Inc., a Delaware corporation (the “Company”).

RECITAL:

A.       The Purchaser desires to purchase and acquire from the Company, and the Company desires to sell to the Purchaser, shares of common stock of the Company, all on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Company hereby agree as follows:

1.                Purchase of Shares; Closing Date.

(a)              On the Closing Date (as defined below), the Company shall sell and issue to Purchaser 758,725 shares of Common Stock of the Company (the “Purchased Shares”), and the Purchaser shall purchase and acquire the Purchased Shares from the Company. The purchase price for the Purchased Shares shall be $5,000,000 (approximately $6.59 per share) (the “Purchase Price”) and, on the Closing Date, the Purchaser shall deliver the Purchase Price by wire transfer of immediately available funds to an account designated in writing by Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), pursuant to a written escrow agreement entered into by and among the Purchaser, the Company, and the Escrow Agent simultaneously herewith (the “Escrow Agreement”). Notwithstanding anything to the contrary, upon such delivery of the Purchase Price to the Escrow Agent on the Closing Date, the Company shall be deemed to have received full consideration for the Purchased Shares and all of the right, title and interest in and to the Purchased Shares shall be transferred and assigned to the Purchaser and the Purchaser shall be the legal and the beneficial owner of the Purchased Shares, free and clear of all Encumbrances (as defined herein); for the avoidance of doubt, the Purchase Price shall be deemed to have been first delivered and paid in full by the Purchaser to the Company and the Company to have subsequently delivered the same amount to the Escrow Agent as escrow funds); and the Company acknowledges and agrees with the foregoing and agrees not to dispute any of the foregoing.

(b)             Upon the execution of the First Esports Venue Lease (as defined below) by and between the Purchaser (or its affiliate) and the Company (or its affiliate), the Purchaser and the Company shall deliver joint written instructions to the Escrow Agent to release $2,500,000 of the Purchase Price to the Company in accordance with the terms and conditions of the Escrow Agreement. The Purchaser and the Company acknowledge and agree that they will work together in good faith at arm’s length to enter into a written lease agreement for the first Esports Venue at the First Colony Mall (as defined in Exhibit A attached hereto and made a part hereof) by and between the Purchaser (or its affiliate) and the Company (or its affiliate) as soon as reasonably practicable following the Effective Date (the “First Esports Venue Lease”), provided, however, that the Purchaser and the Company further acknowledge and agree that, unless otherwise agreed in writing by the Purchaser and the Company, such $2,500,000 shall remain with the Escrow Agent in the applicable escrow account until such time as the First Esports Venue Lease is fully executed. At such time, the Purchaser and the Company shall deliver joint written instructions to the Escrow Agent to release $2,500,000 to the Company in accordance with the terms and conditions of the Escrow Agreement.

(c)              Upon the execution of the Second Esports Venue Lease (as defined below) by and between the Purchaser (or its affiliate) and the Company (or its affiliate), the Purchaser and the Company shall deliver joint written instructions to the Escrow Agent to release $2,500,000 to the Company in accordance with the terms and conditions of the Escrow Agreement. The Purchaser and the Company acknowledge and agree that they will work together in good faith at arm’s length to enter into a written lease agreement for the second Esports Venue by and between the Purchaser (or its affiliate) and the Company (or its affiliate) as soon as reasonably practicable following the full execution of the First Esports Venue Lease (the “Second Esports Venue Lease”), provided, however, that the Purchaser and the Company further acknowledge and agree that, unless otherwise agreed in writing by the Purchaser and the Company, such $2,500,000 shall remain with the Escrow Agent in the applicable escrow account until such time as the Second Esports Venue Lease is fully executed. At such time, the Purchaser and the Company shall deliver joint written instructions to the Escrow Agent to release $2,500,000 to the Purchaser in accordance with the terms and conditions of the Escrow Agreement.

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(d)             The closing of the purchase and sale of the Purchased Shares shall take place by exchange of this Agreement, the Escrow Agreement and signature pages thereto via email and the delivery of the Purchase Price to the Escrow Agent, respectively, on the Effective Date or on such other date as the parties to this Agreement may mutually agree in writing (the “Closing Date”). Within three (3) business days after the Closing Date, the Company (through its transfer agent) will deliver to the Purchaser evidence of the Purchased Shares, including, without limitation, an accounting statement showing the issuance of the Purchased Shares in restricted book entry.

2.                Registration Rights. The Company shall, on or prior to March 30, 2020, file with the Securities and Exchange Commission (the “Commission”) a registration statement registering the resale of the Purchased Shares (as amended from time to time, the “Registration Statement”), and use its best efforts to have the Registration Statement declared effective within the earlier of (i) sixty (60) days of the filing of the Registration Statement and (ii) five (5) business days after being advised by the Commission that the Commission is not reviewing the Registration Statement or has no further comments to the Registration Statement. The Company will use its reasonable best efforts to maintain the continuous effectiveness of the Registration Statement until the earlier of (a) the date on which such securities may be resold without any limitations (including, without limitation, volume or manner of sale limitations) pursuant to Rule 144 promulgated under the Securities Act (as defined below) and (b) the date on which the Purchaser has notified the Company in writing that all of such registrable securities have actually been sold. Upon the Registration Statement becoming declared effective by the Commission, (i) the Company will promptly notify the Purchaser of the effectiveness of the Registration Statement, and (ii) if after the date the Registration Statement is declared effective, the Purchaser seeks to sell the Purchased Shares, the Company shall take all actions reasonably necessary to allow, and shall use reasonable best efforts to ensure that the Company’s transfer agent and counsel facilitate, the sale or transfer of the Purchased Shares pursuant to the Registration Statement.

The Company shall:

(a)              advise the Purchaser within one (1) business day:

(1)	when the Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)	of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information with respect thereto;

(3)	of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(4)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Purchased Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)	if it learns that any statement included in the Registration Statement or related prospectus is misleading and omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Purchaser of such events, provide the Purchaser with any material, nonpublic information regarding the Company;

(b)             use its commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

(c)              upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, the Company shall use its best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Purchased Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(d)             use its commercially reasonable best efforts to cause all the Purchased Shares to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed; and

(e)              use its reasonable best efforts to take all other steps necessary to effect the registration of the Purchased Shares contemplated hereby.

The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Purchaser (to the extent a seller under any Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 20 of the Securities Exchange Act of 1934, as amended, the “Securities Exchange Act”)) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, demands, suits, actions, judgments, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 2, except to the extent, but only to the extent, that such untrue statements, untrue statements, omissions or omissions are based upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 2 of which the Company is or becomes aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Purchased Shares by the Purchaser.

3.                Purchaser Representations, Warranties, and Covenants. Purchaser hereby represents, warrants, and covenants to the Company that:

(a)              Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)             This Agreement has been validly authorized, executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery thereof by the Company, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Purchaser is a party which would prevent the Purchaser from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Purchaser is subject.

(c)              Purchaser has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary action on the part of the Purchaser.

(d)             Purchaser is an “accredited investor” as defined by Rule 501 under the Securities Act.

(e)              Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Purchaser’s own legal counsel and investment and tax advisors. Purchaser is familiar with the business, management, financial condition and affairs of the Company.

(f)              Purchaser has reviewed the documents of the Company filed with the Commission (the “Company Filings”), and Purchaser understands the content of the Company Filings and the risks described about an investment in the Company.

(g)             Purchaser has been advised that the Purchased Shares have not been registered under the Securities Act.

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(h)             The Purchased Shares will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

(i)               The Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Purchased Shares. The Purchaser acknowledges receipt of copies of the Company Filings.

(j)               The Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(k)             The Purchaser understands that certificates evidencing the Purchased Shares may bear a legend noting that the Purchased Shares have not been registered under the Securities Act or any applicable state securities laws and may not be transferred except in certain situations.

(l)               The Purchaser’s principal executive offices are in the jurisdiction set forth in the address for such Purchaser set forth on the applicable signature page attached hereto.

(m)            Notwithstanding Section 4(f) below, the parties hereto acknowledge and agree that in connection with the HyperX Esports Truck Events (as defined in Section 4(f) below), each party shall perform the services and/or satisfy the obligations set forth in Exhibit B attached hereto and made a part hereof.

4.                Company Representations, Warranties, and Covenants. The Company hereby represents, warrants and covenants to the Purchaser that:

(a)              The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)             This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the Purchaser, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(c)              The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company.

(d)             None of the Company Filings filed with the Commission since August 9, 2019, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)              The Company shall only use the Purchase Price as set forth in Exhibit A, and the Company hereby covenants to the Purchaser the Company’s obligations as set forth in Exhibit A.

(f)              The Company, or one its subsidiaries, shall create, produce, and execute three (3) esports events during each calendar year in 2020, 2021, and 2022, respectively, that will include the HyperX Esports Truck (as defined in Exhibit A hereto) at one or more of the Brookfield Property Malls (together, the “HyperX Esports Truck Events” and each, a “HyperX Esports Truck Event”), which the timing of such HyperX Esports Truck Events for each applicable calendar year shall be mutually agreed upon in writing by the parties hereto (e.g., electronically or otherwise, including, without limitation, e-mail confirmation). Notwithstanding the foregoing, the parties hereto acknowledge and agree that in connection with the HyperX Esports Truck Events, each party shall perform the services and/or satisfy the obligations set forth in Exhibit B.

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(g)             The Purchased Shares are free and clear of any liens, charges, pledges, claims, restrictions, security interests or encumbrances or to any option, warrant or agreement (collectively, “Encumbrances”) except as expressly set forth in this Agreement.

(h)             The Share Purchase Agreement entered into with the Company or any of its affiliates and Simon Property Group, Inc. (or any of its subsidiaries, including without limitation, Simon Equity Development, LLC) is the exclusive agreement setting forth the terms for the acquisition of any shares of the Company’s capital stock or any other securities of the Company or any options, warrants or other rights to acquire any such shares or securities, and is attached as Exhibit 10.9 of the Company’s Registration Statement on Form S-1 available at https://www.sec.gov/Archives/edgar/data/1708341/000168316819002657/brac_ex1009.htm. To the Company’s knowledge, (i) Simon Equity Development, LLC held 758,252 shares of Common Stock of the Company as of September 11, 2019, and the purchase price paid therefor by Simon Equity Development, LLC was $5,000,000, (ii) other than the foregoing Share Purchase Agreement, Simon Equity Development, LLC holds or held no options, warrants or other rights to acquire any shares of the Company’s capital stock or any other securities of the Company, and (iii) other than Simon Equity Development, LLC, neither Simon Property Group, Inc. nor any of its subsidiaries holds or held any shares of the Company’s capital stock or any other securities of the Company or any options, warrants or other rights to acquire any such shares or securities.

5.                Disclosure; Exchange Act Filings/Press Release/Public Announcement. Promptly after execution of this Agreement, the Company will file a Current Report on Form 8-K (“Signing Form 8-K”) under the Exchange Act reporting it in a form agreed to by the parties hereto that contains all material information required by applicable law. The parties to this Agreement shall reasonably cooperate with one another to cause the Signing Form 8-K, and any other disclosures related to the transactions contemplated herein required by applicable law from time to time after the Effective Date, to be filed with the Commission. The parties hereto shall work together in good faith and issue a mutually approved, joint press release regarding this Agreement and the parties’ business relationship regarding the terms and conditions outlined herein within a reasonable time following the Closing Date. Notwithstanding anything herein to the contrary, the Company will not communicate or disclose the Purchase Price publicly (whether in a press release or other forms of public announcements) without the Purchaser’s prior written consent (in Purchaser’s sole and absolute discretion), provided, however, that such restriction or limitation shall not prevent Company from disclosing the Purchase Price in filings with the Commission or as otherwise required by applicable law.

6.                Accounting Statements. In connection with Company’s obligations set forth in Section 4(e) above and Exhibit A, within sixty (60) days following the opening of each Esports Venue (as defined herein) and, thereafter, within thirty (30) days following the end of each calendar quarter until all of the Purchase Price has been used in accordance with Section 4(e) above and Exhibit A, as confirmed in writing by the Company and agreed to in writing by the Purchaser (the “Purchase Price Depletion”), Company shall provide and/or deliver to Purchaser accounting statements that reasonably set forth Company’s expenditures relating to the creation, building, management and/or on-going operations of each Esports Venue (the “Accounting Statements”). Until the Purchase Price Depletion and upon reasonable advance notice from the Purchaser (i.e., not less than ten (10) calendar days), the Company will allow the Purchaser and its representatives reasonable access to, during normal business hours and without unreasonable interference with the operation of the business of the Company, materials and information related to the Accounting Statements and the expenditures set forth therein as the Purchaser may reasonably request (including, without limitation, any receipts of or agreements or statements of work related to such expenditures).

7.                Confidentiality. Subject to Section 5 above, each of the parties hereto agrees to maintain in confidence the terms of this Agreement as well as any other information which is or should be reasonably understood to be confidential, including, but not limited to, business plans, financial results, methods and business practices, sales and projections, except as may otherwise be required by law, or as is generally known to the public or as may be required to be disclosed to investors or potential investors or lenders or potential lenders to the disclosing Party. Each of the parties hereto agrees to limit access to any and all confidential information to such of their respective employees or representatives as reasonably required for the purpose of performing their respective obligations hereunder.

8.                Insider Trader Policy. The Purchaser acknowledges that the Company maintains an Insider Trading Policy (the “Insider Trading Policy”), and the Purchaser agrees to abide by the Insider Trading Policy, to the extent applicable and to the extent a complete copy of which is provided to the Purchaser prior to the Closing Date. The Company shall provide the Purchaser with a complete copy of the Insider Trading Policy prior to the Closing Date.

9.                Entire Agreement; Amendment. This Agreement and the Escrow Agreement constitute the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter hereof. This Agreement may be amended or modified only by written instrument signed by all parties hereto. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

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10.             Governing Law. This Agreement shall be governed by the laws of the State of Delaware applicable to contracts wholly executed and performed therein. The parties agree that any dispute related to this Agreement shall exclusively be held in a venue in any court of competent jurisdiction in the State of Delaware, and the parties submit to the jurisdiction thereof.

11.             Fees and Expenses. Each party shall pay their own fees and expenses incurred in connection with such party’s consideration and discussion or negotiation of this Agreement and any additional agreements related thereto, including all legal, accounting and financial advisory fees and expenses; provided that each party shall pay fifty percent (50%) of any fees owed to or amounts charged by the Escrow Agent for the escrow services provided pursuant to this Agreement and the Escrow Agreement.

12.             Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

13.             Indemnification. Subject to Section 2, each party hereto agrees to indemnify and hold harmless the other party and their respective officers, directors, partners, shareholders, affiliates and related entities, employees, advisors and agents, from and against any Losses arising out of, or in any way connected with (a) the negligence, misconduct or culpable actions or omissions of such party in connection with the performance of its obligations under this Agreement; and (b) a breach of any provision hereof (provided, however, that the indemnifying party shall be given prompt written notice of any such action or claim). This provision shall survive any termination of this Agreement.

14.             Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

15.             Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto, not to be unreasonably withheld, provided, however, that either party may assign its rights and/or obligations to any entity controlled by, controlling or under common control with such party or to any corporate successor thereto.

16.             Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BPR CUMULUS LLC

By: BPR OP, LP, its managing member

By: GGP Real Estate Holding II, Inc., its general partner

By:      /s/ Tyler Steel

Name:      Tyler Steel

Title: Authorized Signatory

Address: 350 North Orleans, Suite 300

                  Chicago, Illinois 60654

ALLIED ESPORTS ENTERTAINMENT, INC. By: /s/ Frank Ng Name: Frank Ng Title: Chief Executive Officer Address: 17877 Von Karman Ave, Suite 300 Irvine, California 92614

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EXHIBIT A

1.	The Purchase Price will be utilized solely as set forth in this Exhibit A and as otherwise mutually agreed upon in writing by the parties hereto (e.g., electronically or otherwise, including, without limitation, e-mail confirmation). The Company covenants and agrees that the Purchase Price shall be spent solely on the following (unless otherwise mutually agreed upon in writing by the parties hereto (e.g., electronically or otherwise, including, without limitation, e-mail confirmation)):

a.	The development and operation of two (2) Esports Venues (as defined below) at malls owned and/or operated by the Purchaser or any of its affiliates (each, a “Brookfield Properties Mall” and collectively, the “Brookfield Properties Malls”) as further described below in this Exhibit A, provided however that the first location of the Esports Venues shall be at the First Colony Mall in Sugar Land, Texas (the “First Colony Mall”), and the locations of the other Esports Venues shall be mutually agreed upon in writing by the parties hereto (e.g., electronically or otherwise, including, without limitation, e-mail confirmation); and

b.	Such other items as the Parties may mutually agree upon in writing following the Effective Date; provided, however, that the Company, or its subsidiaries, will not spend the Purchase Price on (i) utilizing or deploying its Hyper Esports Truck, a state-of-the-art mobile esports arena that contains full esports event and production capability, including, without limitation, crowd-facing LED display, PCs and player stations, and VIP lounge, to conduct mobile esports gaming tournaments, broadcasts, and events (the “HyperX Esports Truck”), to create, produce, and execute esports events at any Brookfield Properties Mall; (ii) any expenses incurred by the Company or its subsidiaries pursuant to its obligations under Exhibit B to this Agreement, and (iii) leasing any space on any Brookfield Properties Mall (the “Exclusions”).

2.	The Company, or one of its subsidiaries, will develop integrated esports experience venues at mutually agreed upon Brookfield Properties Malls that will include a dedicated gaming space and production capabilities to attract and to activate esports and other emerging live events at such Brookfield Properties Malls (each, an “Esports Venue” and collectively, the “Esports Venues”). For the avoidance of doubt, the Company will create at least two (2) Esports Venues as part of this initial phase of the joint project undertaken by the parties hereto. In connection with the foregoing and subject to the Exclusions, the parties acknowledge and agree that the Purchase Price will be utilized for mall improvements and on-going operations in connection with the build-out and management of the Esports Venues at the First Colony Mall and other mutually agreed upon Brookfield Properties Malls. Within three (3) months following the Closing Date and notwithstanding any other provision of this Agreement, the parties will enter into the First Esports Venue Lease at the First Colony Mall (the terms of which shall be commercially reasonable), and within twelve (12) months following the Closing Date and notwithstanding any other provision of this Agreement, the parties will mutually agree upon in writing the location of the second Esports Venue and will enter into the Second Esports Venue Lease (the terms of which shall be commercially reasonable). To the extent that Company does not create at least two (2) Esports Venues as part of this initial phase of the joint project undertaken by the parties hereto, and provided that Purchaser is not in breach of its obligations related thereto or otherwise under this Agreement, Company acknowledges and agrees that such inability to create at least two (2) Esports Venues shall constitute a material breach of this Agreement and Purchaser shall have the right to pursue all available legal and equitable remedies against Company. Each party shall use its good faith, commercially reasonable efforts to agree upon the terms of each lease, which terms shall be commercially reasonable.

3.	The Company acknowledges and agrees that as it considers developing additional esports venues similar to the Esports Venues, it will give consideration to trade areas or locations where Purchaser has Brookfield Properties Malls. Further, in connection with the foregoing and prior to June 30, 2021, the Company will not open esports venues similar to the Esports Venues at any Non-owned and/or Operated Brookfield Properties Mall in the United States without Purchaser’s prior written approval, provided, however, that the above restriction shall not apply to any agreement that the Company (or one of its affiliates or related entities) enters into with (i) Simon Equity Development, LLC and/or its affiliates or related entities, and/or (ii) any esports facility or esports venue similar to the Esports Venues owned and/or operated by third parties that are as of the Closing Date (or will be following the Closing Date) members of the Company’s, or any of its affiliate’s, affiliate program property network. A “Non-owned and/or Operated Brookfield Properties Mall” shall mean any mall or shopping center with at least 300,000 square feet of gross leasable retail area that is not owned or operated by Purchaser or any of its affiliates.

[END OF EXHIBIT A]

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EXHIBIT B

In connection with the HyperX Esports Truck Events, each party hereby grants to the other party the necessary rights to complete the activities related thereto and each party shall complete the services and/or satisfy the corresponding obligations as follows:

A.      The Company will provide to Purchaser and/or complete the following services:

1.	HyperX Esports Truck;
2.	Operations team to coordinate and execute HyperX Esports Truck physical arrival, including timely set up, breakdown, and departure from the HyperX Esports Truck Event;
3.	Operations team to coordinate all permits, installation of power and internet, and other on-site operational elements as needed;
4.	Activation production staff, including graphics and audio;
5.	One (1) esports event host, MC, or caster;
6.	One (1) on-site executive, event producer, or tour manager;
7.	One (1) stage manager to deal with technical operations;
8.	One (1) technical director;
9.	One (1) stage assistant;
10.	VIP rooftop decor (e.g., aluminum tables and chairs, wicker furniture set, and umbrellas); and
11.	Promotion through the Company’s or its subsidiaries’ social media and streaming channels (if applicable and/or available).

 B.      Purchaser will provide to the Company and/or complete the following services:

1.	Footprint for HyperX Esports Truck experience, including area for HyperX Esports Truck, audience, and fan interaction;
2.	At least forty-eight (48) hours of set up time for the HyperX Esports Truck prior to each HyperX Esports Truck Event;
3.	24-hour hard line power for the HyperX Esports Truck to specification at adequate levels;
4.	Space and access to the HyperX Esports Truck Event amenities and support;
5.	Internet access with appropriate speeds to specification in line with the HyperX Esports Truck Event needs or requirements;
6.	Overnight dedicated security for the HyperX Esports Truck;
7.	Event security to help with crowd management at HyperX Esports Truck Events and stage lines and immediately surrounding areas;
8.	Additional VIP decor items (including, without limitation, pillows, candles, and bar);
9.	All supporting event items, including, without limitation, tent, tables, skirting, chairs, space heaters, stanchions, and related items;
10.	Additional support staff as needed; and
11.	Event credentials and parking for the Company’s staff, freelancers and esports celebrities (if applicable).

[END OF EXHIBIT B]

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